UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2020

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Explanatory Note

As previously disclosed on October 28, 2019, Apollo Global Management, Inc., a Delaware corporation (“AGM” and, together with its consolidated subsidiaries, “Apollo”), Athene Holding Ltd., a Bermuda exempted company (“AHL”), and the entities that form the Apollo Operating Group (as defined below) entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which, among other things:

•	AHL issued, on February 28, 2020 (the “Closing Date”), 35,534,942 Class A common shares of AHL (“AHL Class A Common Shares”) to certain subsidiaries of the Apollo Operating Group in exchange for (i) issuance by the Apollo Operating Group of 29,154,519 non-voting equity interests of the Apollo Operating Group (the “AOG Units”) to AHL and (ii) $350 million in cash (“Share Issuance”);

•	AHL has granted to AGM the right to purchase additional AHL Class A Common Shares from the Closing Date until 180 days thereafter to the extent the issued and outstanding AHL Class A Common Shares beneficially owned by Apollo and certain of its related parties and employees (collectively, the “Apollo Parties”) (inclusive of AHL Class A Common Shares over which any such persons have a valid proxy) do not equal at least 35% of the issued and outstanding AHL Class A Common Shares, on a fully diluted basis;

•	A representative of the Apollo Operating Group will have the right to purchase up to that number of AHL Class A Common Shares that would increase by up to 5% the percentage of the issued and outstanding AHL Class A Common Shares beneficially owned by the Apollo Parties (inclusive of AHL Class A Common Shares over which any such persons have a valid proxy), calculated on a fully diluted basis;

•	AHL has amended and restated its Twelfth Amended and Restated Bye-laws of AHL to, among other items, eliminate AHL’s current multi-class share structure (“Multi-Class Share Elimination”). In connection with the Multi-Class Share Elimination, (i) all of the Class B common shares of AHL would be converted into an equal number of AHL Class A Common Shares on a one-for-one basis and (ii) all of the Class M common shares of AHL would be converted into a combination of AHL Class A Common Shares and warrants to purchase AHL Class A Common Shares.

“Apollo Operating Group” refers to (i) the limited partnerships and limited liability companies through which Apollo currently operates its businesses and (ii) one or more limited partnerships or limited liability companies formed for the purpose of, among other activities, holding certain of Apollo’s gains or losses on its principal investments in the funds it manages.

Liquidity Agreement

In connection with the consummation of the Share Issuance and the Multi-Class Share Elimination, AGM has also entered into a Liquidity Agreement, dated as of the Closing Date, with AHL (the “Liquidity Agreement”), pursuant to which, once each quarter, AHL is entitled to request to sell a number of AOG Units or request AGM to sell a number of AGM Class A common stock (“AGM Common Stock”) or AOG Units representing at least $50 million, in each case, in exchange for payment of the Cash Amount (as defined herein). If AHL intends to exercise such sale request, it will provide a notice of such intent to sell such AOG Units to AGM. Upon receipt of such notice, subject to certain restrictions described below, AGM will consummate, or, in the case of an AOG Transaction (as defined herein), permit the consummation of, one of the following transactions:

•	a transaction whereby AGM purchases AOG Units from AHL at a price agreed upon, in good faith, by AGM and AHL (a “Purchase Transaction”);

•	if AHL and AGM do not agree to consummate a Purchase Transaction, AGM will use its best efforts to consummate a public offering of AGM Class A Common Stock, the proceeds (net of certain commissions, fees and expenses consistent with customary and prevailing market practices for similar offerings) of which will be used to fund the purchase of AOG Units from AHL (a “Registered Sale”);

•	if AGM notifies AHL that it cannot consummate a Registered Sale, upon AHL’s request, AGM will use its best efforts to consummate a sale of AGM Class A Common Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the proceeds (net of certain commissions, fees and expenses consistent with customary and prevailing market practices for similar offerings) of which will be used to fund the purchase of AOG Units from AHL (a “Private Placement,” and collectively with a Purchase Transaction and a Registered Sale, a “Sale Transaction”); or

•	if AGM elects (in its sole discretion) not to consummate a Sale Transaction, AHL will be permitted to sell AOG Units in one or more transactions that are exempt from the registration requirements of the Securities Act, subject to certain restrictions (an “AOG Transaction”).

For purposes of this description, “Cash Amount” means (i) in the case of a Registered Sale, the cash proceeds that AGM receives upon the consummation of a Registered Sale after deducting a capped amount of documented commissions, fees and expenses, (ii) in the case of a Purchase Transaction, the cash proceeds to which AGM and AHL agree, (iii) in the case of a Private Placement, the cash proceeds that AGM receives upon the consummation of a Private Placement after deducting a capped amount of documented commissions, fees and expenses and (iv) in the case of an AOG Transaction, the cash proceeds to which the purchaser and AHL agree. Each of the Purchase Transaction, Private Placement, Registered Sale and AOG Transaction are subject to the terms and conditions set forth in the Liquidity Agreement.

In the event that an AOG Transaction is consummated, the buyer of such AOG Units will be prohibited from exchanging such AOG Units into AGM Common Stock for at least 30 days after such purchase. AHL is prohibited from consummating an AOG Transaction with any purchaser (i) who would, after giving effect to such transfer, own more than 3.5% of the issued and outstanding AGM Common Stock (on a fully-diluted basis) or (ii) who is a “bad actor” (as defined in Regulation D of the Act) or otherwise a prohibited transferee, as described in the Liquidity Agreement.

AHL’s liquidity rights are subject to certain other limitations and obligations, including that, in a Registered Sale or a Private Placement, AGM will not be required to sell any AGM Common Stock at a price that is less than 90% of the volume-weighted average price of AGM Common Stock for the 10 consecutive business days prior to the day AHL submits a notice for sale of AOG Units.

The Liquidity Agreement also provides that AHL is prohibited from transferring its AOG Units other than to an affiliate or pursuant to the options set forth above. AGM has the right not to consummate a Registered Sale or a Private Placement if the recipient of the shares of AGM Common

Stock would receive more than 2.0% of the outstanding and issued shares of AGM Common Stock. Additionally, AGM has the right not to consummate an AOG Transaction if the recipient would, following such AOG Transaction, be the beneficial owner of greater than 3.5% of the AOG Units.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Liquidity Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On March 2, 2020, AGM and AHL issued a joint press release announcing the completion of the transactions contemplated under the Transaction Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information being furnished in this Item 7.01 “Regulation FD Disclosure” of Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Liquidity Agreement, dated February 28, 2020

99.1	Joint Press Release, dated March 2, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: March 2, 2020	By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer